AMENDMENT TO THE
                       OMNIBUS ACCOUNT SERVICES AGREEMENT

     This Amendment is dated as of the ~~ day of April, 2003 by and between INVESCO Funds Group, Inc. and INVESCO Distributors, Inc. (collectively, the "Fund Party") and American United Life Insurance Co. (the "Agent") as parties to the Omnibus Account Services Agreement dated May 16, 2001 (the "Agreement").

     WHEREAS, the parties listed above entered into an Agreement pursuant to which the Agent performs certain distribution, recordkeeping, shareholder communication and administrative services on behalf of the Fund Party and;

     WHEREAS, Fund Party and Agent desire to amend said Agreement in the manner hereinafter set forth;

     NOW THEREFORE, pursuant to Section 12 of the Agreement, Fund Party and Agent hereby amend the Agreement in the following form:

     1.   Schedule I is deleted in its entirety and replaced by the following:

          This Schedule dated as of April 2003 shall apply to the following funds:

INVESCO Dynamics Fund - Investor Class & Class K
INVESCO Growth Fund - Investor Class & Class K
INVESCO Growth & Income Fund - Investor Class & Class K INVESCO Mid-Cap Growth Fund - Investor Class & Class K INVESCO Small Company Growth Fund - Investor Class & Class K INVESCO S&P Index Fund - Investor Class
INVESCO Value Equity Fund - Investor Class & Class K
INVESCO High Yield Fund - Investor Class & Class K
INVESCO Select Income Fund - Investor Class & Class K INVESCO Tax-Free Bond Fund - Investor Class
INVESCO U.S. Government Securities Fund - Investor Class INVESCO Balanced Fund - Investor Class & Class K
INVESCO Core Equity Fund - Investor Class & Class K
INVESCO Total Return Fund - Investor Class & Class K
INVESCO Energy Fund - Investor Class & Class K
INVESCO Financial Services Fund - Investor Class & Class K INVESCO Gold & Precious Metals Fund - Investor Class
INVESCO Health Sciences Fund - Investor Class & Class K INVESCO Leisure Fund - Investor Class & Class K
INVESCO Real Estate Opportunity Fund - Investor Class INVESCO Technology Fund - Investor Class & Class K
INVESCO Telecommunications Fund - Investor Class & Class K INVESCO Utilities Fund - Investor Class
INVESCO European Fund - Investor Class & Class K
INVESCO International Blue Chip Value Fund - Investor Class


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     2.   Schedule IV is deleted in its entirety and replaced by the following:

          For performance of Services as outlined in Schedule III, Agent, with respect to participants accounts utilizing Program Shares that are holding Investor Class Shares in which the average account balance exceeds $1,000 per Fund and total omnibus investment account per Agent exceeds $1,000,000, shall receive a service fee calculated as follows:

               With respect to Program Shares holding Investor Class shares, Fund Party shall pay an annualized service fee out of the transfer agency fees that it receives from Investor Class shares of the Funds equal to 10 basis points per participant account that is open during any monthly period. Agent shall also receive an annualized fee authorized pursuant to a plan and agreement under Rule 12b-1 entered into with INVESCO Distributors, Inc. equal to 25 basis points of the average net asset value of outstanding Investor Class Program Shares.

          For performance of Services as outlined in Schedule III, Agent, with respect to participants accounts utilizing Program Shares that are holding Class K Shares in which the average account balance exceeds $1,000 per Fund or total omnibus investment account per Agent exceeds $1,000,000, shall receive a service fee calculated as follows:

               With respect to Program Shares holding Class K shares, Fund Party shall pay an annualized service fee out of the transfer agency fees that it receives from Class K shares of the Funds equal to 15 basis points per participant account that is opened during any monthly period. Agent shall also receive an annualized fee authorized pursuant to a plan and agreement under Rule 12b-1 entered into with INVESCO Distributors, Inc. equal to 45 basis points of the average net asset value of outstanding Class K Program Shares.

          All fees shall be invoiced by Agent in accordance with instructions as provided by Fund Party and must be received by Fund Party in proper form within 30 days of each month following the month for which the invoice is submitted.

          Agent shall also include with the invoice a report showing the total number of active individual customers or participants owning shares in each Fund through Agent's omnibus account(s). No fees shall be payable with respect to Fund shares held by Agent in accounts for which an invoice is not timely provided in proper form to Fund Party.

     The parties agree, except as expressed herein, that all other terms and conditions the Agreement shall remain in full force and effect.


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     IN WITNESS  THEREOF,  Fund Party and Agent have caused this Amendment to be executed by their duly authorized officers effective as of the date first written above.

    INVESCO FUNDS GROUP, INC.         INVESCO DISTRIBUTORS, INC.
    By:  /s/ Ribakd L. Grooms         By: /s/ Ronald L. Grooms
    Name: Ronald L. Gr oms            Name: Ronald L. Grooms
    Title: Senior Vice President      Title: Senior Vice President

    AMERICAN  UNITED LIFE INSURANCE CO.

    By:  /s/  Michael Grimme
    Name: Michael Grimme
    Title: Vice President, Retirement Services Marketing